Exhibit 99.1

Adient Investor Meeting November 2017    Improving the experience of a world in motion

Important information Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 29, 2016 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent is included in the appendix. Reconciliations of non-GAAP measures related to FY2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. Adient has revised previously reported results to adjust equity income from a non-consolidated joint venture related to engineering costs that were inappropriately capitalized. Adient has also revised previously reported net sales and cost of sales to present certain components of a contract on a net basis. Please see Note 4 (Revisions to Previously Reported Amounts) to the Appendix to the Adient earnings release dated November 2, 2017 for a discussion of revisions to previously reported amounts. Investor meeting: November 2017 2 Adient – Improving the experience of a world in motion

Meeting agenda Ëƒ Company & business overview Ëƒ China Review Ëƒ Financial overview Ëƒ Appendix Investor meeting: November 2017 3 Adient – Improving the experience of a world in motion

Adient’s vision and mission bring focus to our success VISION Improving the experience of a world in motion MISSION We will be the world-class automotive seating supplier through leadership in cost, quality, launch execution, and customer satisfaction. We will leverage our capabilities to drive growth, both within and beyond the automotive industry. Investor meeting: November 2017 4 Adient – Improving the experience of a world in motion

Adient today

ADIENT

#1 Adient is the largest global automotive seating supplier, supporting all major automakers in the differentiation of their vehicles through superior quality, technology and performance

FY 2017

~$16.2B
Consolidated revenue

~$8.7B
Unconsolidated seating revenue

~$8.6B
Unconsolidated interiors revenue

Global market share*


Adient
33%
Lear
Faurecia
Toyota Boshoku
Magna
Other

Revenue by geography*


Americas
31%
Europe / Africa
26%
6%
Asia / Pacific
37%
China

We supply one out of every three automotive seats worldwide

25M+
seat systems per year

NYSE: ADNT

*Adient share includes non-consolidated revenue (mkt share based on FY16). Revenue by geography based on FY2017 (consolidated and non-consolidated). Source: IHS Automotive and management estimates.

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Adient – Improving the experience of a world in motion

Adient delivers the broadest and most complete range of seating and interior products > Complete seat / Just-In-Time manufacturing > Front and rear seat structures > Track, recliner, manual height adjuster and lock mechanisms > Foam cushions and backs > Head restraints and armrests > Trim covers and fabrics > RECARO high performance seating > Commercial vehicle seating > Instrument panels > Floor consoles > Door panels > Overhead consoles > Decorative trim Investor meeting: November 2017 6 Adient – Improving the experience of a world in motion

We are located right where our customers need us most Global locations 250+ facilities 37 Europe countries North America 106 Asia* 76 52 Global employees Africa 86,000 South America 8 8 *Does not include China JVs 7

Our customer portfolio closely mirrors our customer’s global market share Others JLR 5% Ford 2% 12% > Industry leading diversification BMW 5% We work with the Volvo > By customer 5% GM Largest customer accounts for 12% 8% world’s largest Renault of total consolidated sales 4% N. American OEM’s automotive 30% European > By platform Mercedes OEM’s FCA 7% 36% Largest platform accounts for ~5% manufacturers 10% of total consolidated sales across the globe Asian    OEM’s 29% > Ability to leverage products VW Toyota across customers and regions 12% 9% Honda > Scale provides leverage to 6% Nissan 10% optimize cost structure    Hyundai/ Kia 5% Based on ADNT’s FY17 Consolidated Sales    Investor meeting: November 2017 8 Adient – Improving the experience of a world in motion

Focused on advancing Adient’s investment thesis… Earnings growth: > On track towards goal of 200 bps improvement in the mid-term > SG&A leading the charge, contribution from metals expected in FY19 and FY20    Cash generation: > De-risking the balance sheet (prepayment of debt) > Supporting Adient’s profitable growth strategy (organic & inorganic) Market position: > Backlog growth continues to accelerate — further strengthening our market position > Growth and diversification beyond the automotive industry progressing to plan Investor meeting: November 2017 9 Adient – Improving the experience of a world in motion

Margin progression on track Adj. EBIT and Adj. EBITDA Margin (excluding equity income)1 —(50 – 150) bps +100—200 bps 7.7% 7.2% 7.47% 7.47% Plan FY17-FY20 7.10% 7.29%    6.7% FY19-FY20 6.83% +200 bps 6.2% 6.44% term +150 bps 5.7% 5.10% 5.23% 5.24% —5.2% 4.72% 4.94% Mid FY17-FY18 4.7% 4.48% 4.2% SG&A Benchmark Metals Growth Inv. / Other Targeted Improvement LTM Jun LTM Sep LTM Dec LTM Mar LTM Jun LTM Sep Savings ‘16 ‘16 ‘16 ‘17 ‘17 ‘17 Adj EBIT ex. equity income Adj EBITDA ex. equity income consolidated unconsolidated 76 bps Adj. EBIT improvement excluding equity 44 bps improvement from income thru 9/30/17 strong growth in equity Date income thru 9/30/17 Adient has delivered 120 to    ~44 bps thru 9/30/17 basis points of Adj. EBIT ~105 bps thru ~(45) bps thru ~31 bps thru 9/30/17 margin improvement 9/30/17 1 9/30/17 since June 2016 LTM Progress ~(15) bps thru 9/30/17 SG&A Benchmark Metals Growth Other Equity Income Savings Investment Improvement 1 – See appendix for detail and reconciliation to U.S. GAAP Investor meeting: November 2017 10 Adient – Improving the experience of a world in motion

Adient JV equity income and cash dividend summaryRobust growth continues in equity income EquityCash% and cash dividendsSources    income dividends Conversion >In FY17, equity income (fx adjusted) (as adjusted) 1 paid increased 12% y-o-y outpacing 2015$286M$193M67.5% unconsolidated sales growth of 11% (fxadjusted) 2016 $364M $199M 54.7% Equity income expected to increase over 2017 $394M $ 280M 71.1% 10% in FY18 vs. FY17    Cash conversion expected to be aboutFY15A-FY17 CAGR 17.4% 20.4% 70% in FY182018 (Estimate) $435M~70% 1 – See appendix for detail and reconciliation to U.S. GAAP 11Investor meeting: November 2017Adient – Improving the experience of a world in motion

Cash generation > Earnings growth and margin expansion driving strong cash generation > Balanced approach to cash usage / capital allocation: —De-risking the balance sheet with prepayment of debt; Adient’s net leverage ratio at September 30, 2017 at 1.73X, down about 12% compared to 1.97X at September 30, 2016 —Net leverage ratio at September 30, 2017 at ~1.5x adjusting for Futuris acquisition —Supports ongoing actions to enhance shareholder value (quarterly dividend and share repurchase program) —Supports Adient’s profitable growth initiatives (organic & inorganic) > Significant improvement in free cash flow expected in mid-term, driven by: —Lower cash restructuring —Margin growth —Increasing dividend growth from China JVs For Non-GAAP and adjusted results, which include certain pro forma adjustments for FY16; see appendix for detail and reconciliation to U.S. GAAP Investor meeting: November 2017 12 Adient – Improving the experience of a world in motion

Market position – strengthening through growth Backlog growth continues to accelerate — further strengthening $’s Billions Seating backlog [VALUE] our market position [VALUE] > Three-year seating backlog increased ~22% y-o-y to about $3.0B $2.1 > Adient’s consolidated backlog accounts for 51% of the total seating backlog > New business wins coming from a diverse group of customers (Traditional, West Coast, Luxury) 2016-2018 2017-2019 2018-2020 Note: Backlog defined as won new business, plus high probability targeted business, less lost replacement business (backlog not adjusted for pricing, market volumes, or FX) Opportunistically pursuing inorganic & adjacent market growth > Acquisition of Futuris Group > Collaboration with Boeing > Collaboration with Autoliv Adient’s “growth engine” is beginning to accelerate Investor meeting: November 2017 13 Adient – Improving the experience of a world in motion

Global industry trends ask for new design solutions in seating    Global Industry trends Implications for seating    • Safety • Changes in vehicle architecture & • Electrification power managment • Slim & lightweight • Light-weight • Low block height • Connectivity • Smart, individualized heating & cooling • Urbanization    • Changes in vehicle features • Shared ownership/ride • Passenger health & safety status sensor • Internet of Things • Pre-adjustment of seat for shared mobility • Smart materials    • Autonomous driving • Changes in seating functionality & • Individualization safety • Multi-purpose swivel structure    • New shapes • “Business-class” type comfort seats    • New safety standards (crash requirements) Investor meeting: November 2017 14 Adient – Improving the experience of a world in motion

Meeting agenda Ëƒ Company & business overview Ëƒ China Review Ëƒ Financial overview Ëƒ Appendix Investor meeting: November 2017 15 Adient – Improving the experience of a world in motion

Adient is the largest automotive seating supplier in China We enjoy a clear leadership position in China    We generated We employ $8.1B 33,000 sales revenue in FY2017 highly engaged employees including >1,300 engineers We have We have 19 45% seating joint ventures PV market share Note: excluding YFAI Investor meeting: November 2017 16 Adient – Improving the experience of a world i

Adient China Footprint

19 Joint ventures, 73 manufacturing plants and 4 global tech centers

ADIENT

CFAA HQ & Plant

Employees:	7,210
Engineers:	247

BJA HQ & Plant

Employees:	710
Engineers:	21

CQADNT HQ & Plant

Employees:	3,243
Engineers:	114

GAAS HQ & Plant

Employees:	1,181
Engineers:	12


Daqing
Harbin
Changchun
Jilin
Shenyang
Beijing
Dalian
Langfang
Tianjin
Yantai
Qingdao
Yancheng
Huainan
Zhengzhou
Yizheng
Nanjing
Wuxi
Nantong
Hefei
Changshu
Shanghai
Haining
Mianyang
Wuhu
Cixi
Hangzhou
Chengdu
Wuhan
Ningbo
Chongqing
Nanchang
Taizhou
Changsha
Fuzhou
Guangzhou
Dongguan
Liuzhou
Foshan

FAA HQ & Plant

Employees:	1,075
Engineers:	10

SJA HQ & Plant

Employees:	2,270
Engineers:	37

YFAS HQ & Plant

Employees:	8,649
Engineers:	487

AYM HQ & Plant

Employees:	2,130
Engineers:	95

Fabrics*

Employees:	441

- YFAS
- SJA
- CQADNT
- BJA
- CFAA
- GAAS
- FAA
- AYM
- Fabrics
- FUTURIS

Tech Center (Global) Capabilities incl.:
> Industrial Design
> Engineering
> Innovation
> Benchmark
> Craftsmanship
> Prototyping
> FEA & Testing

Notes: ADS (located in Shanghai) trim plant was not displayed here

Note: excluding YFAI

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Investor meeting: November 2017
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Joint venture structure

ADIENT

	Tailored Strategy for Each JV				Equity Share	
	Strategic Plan	Joint Venture	Chinese Group Partner	OEM partnered with Chinese Auto Group	Adient	Partner
Seating	> Components for China & Asia Pacific > Regional growth > Low cost engineering and innovation	YFAS	SAIC Sub-partners Chang'An / Dongfeng		49.99%	50.01%
Seating	> Operational Efficiency > Leverage current relationship	CFAA	FAW		49.0%	51.0%
Seating	> Growth focus on luxury segment	BJA	BAIC		51.0%	49.0%
Seating	> Growth focus on luxury segment	SJA	Brilliance		50.0%	50.0%
Components	> Grow market share	AYM	SAIC	Supply all non-FAW customers	50.0%	50.0%
Components	> Grow market share	FFAA	FAW	Supply all FAW customers	50.0%	50.0%
Components	> Fabrics capabilities	WFAD	Wanfang	Focus on global OEMs	25.0%	75.0%
Components	> Fabrics capabilities	ADNNG	NNG	Focus on local OEMs	61.9%	38.1%
Interiors	Yanfeng Automotive Interiors (YFAI)				30.0%	70.0%

2017 Equity Income: $394mm & Cash Dividends: $280mm

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Adient China's current seating market share in each big auto group

ADIENT

- % Adient's JIT market share in each big auto group, based on 2016 production volume (PV)
- Where competitors have alliance with the auto group

PV seating market share per each major auto group


4816K
3495K
3057K
2037K
1999K
1734K
100%
LEAR
sitech
TACHI-S
faurecia
GSK
DAEWON
TOYOTA BOSHOKU
MAGNA
DYMOS
DAS
T-Tech
78%
32%
61%
32%
27%
26%
SAIC
Dongfeng
FAW
Changan
BAIC
GAC

> Since 1997, JV model has advantaged us in each main auto group

> Our partner relationship has worked well and we expect to maintain our position

Source : IHS Forecast, traditional passenger vehicle
Market share information: Adient internal information

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Leading position with western OEMs with opportunities with Asian and Local OEMs Seating* market share among each OEM Group European OEM 70% LEAR FSA Sitech Adient Share at    In-House N.A. OEM 77% LEAR FSA Global OEM 6.5% 23.5% C OEM Japanese OEM 31% Toyota Boshoku TS-Tech Tachi –S FSA JV Others 56% KR OEM 2016* 31.5% Korean OEM 35% DYMOS LEAR DAS Daewon / Others OEM MIX 13.1% JP OEM N.A. OEM 17.5% 7.9% EU OEM Chinese OEM 30% LEAR Opportunity for topline growth In-House 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100% > Leading position with European and U.S. based OEM groups > Opportunity to grow share w/ Asian OEMs through strategic initiatives aligned w/ Adient global CGs > White space with local Chinese OEMs *All Market share data is calculated based on 2016 actual PV production volume – total market size = ~22million; “In-House OEM” refers to BYD and Great Wall Motor    Investor meeting: November 2017 20 Adient – Improving the experience of a world in motion

Unparalleled customer diversity and relationships in China Customer Mix by Volume Asian OEMs (w/o China) 19% European OEMs 40% Chinese OEMs 19% North American OEMs 22% Investor meeting: November 2017 21 Adient – Improving the experience of a world in motion

SUV trends are beneficial to Adient’s growth China SUV Development Trend % share based on production volume Seating content per vehicle: ~$1000-$1,100 Share of SUV of total market (Left) Gobal OEM’s share in SUV (Right) ~$500-$600 ~$550-$650 60.0% 60.0% 45% 47% 44% 40% 40.0% 33% Average SUV SUV Local Brand JV Brand 20.0% 46% New business wins in 43% Audi Q5 Great Wall China are capturing the 0.0% 40.0% $68,000 Havel H6 additional content growth 2015 2016 2017 2018 2021 $18,000 related to the mix shift 1. We expect penetration of SUV in total PV VW Teramont Great Wall into SUVs market to continue to increase from 40% today $60,000 WEY to 47% by 2021 $26,000 2. Global OEM’s share in SUV segment is BMW X1 F49 Wuling expected to increase by ~3% in the next 5 $51,000 BAOJUN years $12,000 Toyota RAV4 3. Competition will likely intensify in this segment $32,100 Adient has the complete seating Data source: IHS Forecast Data source: Car price—OEM Website business of those vehicles Investor meeting: November 2017 22 Adient – Improving the experience of a world in motion

Premium market will continue to outpace the volume market in China    China PV Production YoY Growth ( Average market vs. Premium) Segment share 2016 vs. 2021e PV Avg.YoY Growth % Premium YoY Growth % 28.1% 29,6 28.2% 26,7 29,3 65.0% 62.3% 6.8% 9.6% 21,1 18,6 19,0 Ëƒ We expect the premium 17,6 13,9 2016 2021e segment to continue to 11,2 Premium Segment 8,0 8,6 outpace the mass market in Medium Segment 3,5 Entry Segment the next 10 years, powered by Data source: IHS Forecast 2012 2013 2014 2015 2016 2017e Passenger vehicle only the growing middle class as their disposable income Adient market share in each main premium brands increases 100% 2017 Ëƒ Our backlog helps ensure our Volvo 2021 Incremental (awarded business) leading position in this PSA DS 100% segment BMW 50% Volume 60% Ëƒ Growth opportunities with increase those later comers and new Daimler 17% MFA volume 32% increase OEMs Audi 54% Growth Opportunities New OEMs Data source: IHS Forecast 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Adient internal information Investor meeting: November 2017 23 Adient – Improving the experience of a world in motion

Market trends are strengthening our leading position Shift to SUV / MPV Premium segment China technology Ability to offset “price segment remains robust roadmap 2025 downs” > New business wins with > Strong and growing > Lightweight materials > Scale advantage both domestic and global position with Daimler, > Development of New > Mature business manufacturers’ JV BMW, Audi, and Volvo Energy Vehicles processes / proven programs will grow our > Significant driver of capability share in segment content growth > High level of localization    > Increased content on SUV    / MPV vehicles vs. sedans > Leveraging Adient’s / wagons customer / JV relationships Investor meeting: November 2017 24 Adient – Improving the experience of a world in motion

Importance of Chinese market will continue to increase Evolution of the Global Platforms Chinese OEM Technology roadmap 2025:    Leading Market    New OEMs World’s biggest electric Of Electrification vehicle market with aggressive growth plans Investor meeting: November 2017 25 Adient – Improving the experience of a world in motion

China’s unconsolidated financial strength 1 FY2013 – FY2017 Industry CNY in billions Adient Results Sales Net Cash 3 55.4 > Top-line growth 8.2 > Well capitalized Units, Millions in excess of balance sheets China Light Vehicle 34.6 industry growth across the Production 2 expected to various joint continue 2.3 ventures 27.8 FY FY FY FY 19.9 2013 2017 2013 2017 Net > NI supported by Dividend Income strong operating FY FY performance (13% 1.8 > Dividend growth 2013 2017 4.1    EBITDA growth, expected to and margins continue 2.2 between 11-12%)    0[VA > Expect to sustain LUE] strong margin 1 – Excludes YFAI; includes SJJ and BJJ Interiors prior    FY FY performance FY FY to July 2015 2013 2017 2013 2017 2 – Based on IHS volumes 3—Net cash at 12/31/16 was approximately $1.1B Investor meeting: November 2017 26 Adient – Improving the experience of a world in motion

Dissecting Adient's 2018E earnings

($ in millions)

ADIENT

Base Business		
2018E Consolidated Business EBITDA (Including Equity Income)	$1,725	
(-) 2018E Equity Income	(435)	
2018E Base Business EBITDA	**$1,290**	*Valued at Industry EV / EBITDA Multiple*

China Joint Ventures		
2018E Equity Income	435	*Valued at Industry China P / E Multiple*
(+) Illustrative Taxes (@ 18%)[1]	90	
(+) Illustrative Interest Expense[2]	-	*>$1B net cash at JV's*
(+) Illustrative Depreciation & Amortization[3]	110	
2018E Illustrative China Proportionate EBITDA	**635**	*Used for Consolidated Leverage Purposes*

Source: Management estimates

[1] Assumes 2018E unconsolidated sales of ~18bn and illustrative seating and interior operating income margins of ~10% and ~4%, respectively.

[2] Assumes no net interest expense as the JVs are in a consolidated net cash position.

[3] Assumes D&A represents 1.5% of total unconsolidated sales.

Reconciliations of non-GAAP measures related to FY2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations

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Meeting agenda Ëƒ Company & business overview Ëƒ China Review Ëƒ Financial overview Ëƒ Appendix Investor meeting: November 2017 28 Adient – Improving the experience of a world in motion

FY 2017 full year key financials As Reported As Adjusted 1 $ millions, except per share data FY17 FY16 FY17 FY16 B/(W) Revenue $ 16,213 $ 16,790 $ 16,213 $ 16,790 -3% EBIT $ 1,193 $ 399 $ 1,244 $ 1,156 +8% Margin 7.4% 2.4% 7.7% 6.9% EBITDA N/A N/A $ 1,605 $ 1,511 +6% Margin 9.9% 9.0% Memo: Equity Income 2 $ 522 $ 344 $ 394 $ 364 +8% Tax Expense $ 99 $ 1,839 $ 149 $ 137 ETR 9.3% * 13.4% 13.4% Net Income $ 877 $ (1,546) $ 878 $ 798 +10% EPS Diluted $ 9.34 $ (16.50) $ 9.35 $ 8.51 +10% 1 – On an adjusted basis, which includes certain pro forma adjustments for FY16; see appendix for detail and reconciliation to U.S. GAAP 2 – Equity income included in EBIT & EBITDA * Measure not meaningful Investor meeting: November 2017 29 Adient – Improving the experience of a world in motion

Managing through seat structures & mechanisms near-term headwinds

ADIENT

> Significant launch challenges impacting seat structures and mechanisms:
  - Late design changes, engineering / manufacturing issues, supply chain interruptions and labor challenges creating launch inefficiencies
  - Launch headwinds expected to continue into early FY18
> Steel economics and "one-time" events (e.g. distressed supplier costs, flooding) have created additional headwinds
  - Metals performance down ~$35 million in Q4 vs. last year (including material economics and ~$13 million in expedited freight)
> Several actions taken to mitigate the near-term headwinds:
  - Supplemental resources added to key facilities
  - Audit of upcoming 2018 launches to identify potential issues earlier
  - Customer specific actions


Global Launches by FY
50
40
30
20
10
0
27
19
14
16
38
36
38
35
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20

Despite near-term headwinds, the mid-term plan remains intact

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Drivers of future earnings growth > Accelerating backlog growth Increased Profitability > Well positioned to capture growth in China through equity income from market leading JV > Improved operational efficiencies driven by: SG&A reduction Seat Structures and Mechanisms improvement (FY19 / FY20) Increased Cash Flow Integration of Futuris Implementation of world-class operating system Increased use of low-cost footprint (Mexico, Eastern Europe and China) > Upward trend in profitability expected to drive increased value to our shareholders Increased Value to Shareholders    Investor meeting: November 2017 31 Adient – Improving the experience of a world in motion

FCF Growth

ADIENT



Cumulative FCF ($ in Millions)
$525
2018 FCF
Restructuring
Becoming Adient
Growth 1
Capex/Other
2019 FCF
Incremental Impact of Cash Flow Items

1 - Includes margin growth, JV dividends, and Futuris

Key Takeaways

> FY18 expected results include:
  - A heightened level of cash restructuring (~$170M core business + ~$20M Futuris)
  - "Becoming Adient" costs re-calendarized into FY18 (~$45M)

> Expected increase in FCF driven by:
  - Lower cash restructuring
  - Run-off of "Becoming Adient" costs
  - Growth drivers:
    - Margin improvement
    - Increasing JV dividends
    - Futuris benefit

> Strong backlog and growth opportunities expected to result in a modest increase in capital spending in FY19

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Value drivers for Adient stock

ADIENT

~55% net earnings **Consolidated Results**	**VALUE DRIVERS** > Margin improvement of 200 bps vs. LTM June 2016 results > Strong backlog growth, expected to drive top line growth in 2019 and beyond > Proven ability to generate substantial cash flow > Largest market share with most capable global production / delivery capability
~45% net earnings **Unconsolidated Results**	**VALUE DRIVERS** > ~45% market share with high growth opportunity – Incremental content per vehicle driven by mix (CUV / SUV / luxury) – Shift away from local / in-house players as vehicles migrate to global platforms > Record of success (i.e., from 2013-2017) – ~13% CAGR in sales and EBITDA (stable and attractive margins) – ~38% CAGR in net cash despite ~23% CAGR in dividends

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Unconsolidated results = higher quality earnings

ADIENT

ADNT's equity income	UNCONSOLIDATED RESULTS = HIGHER QUALITY EARNINGS
~25% EBITDA	> ~25% of Adient's EBITDA generated through equity income – Shown as EBITDA for accounting purposes, should be treated as net income for valuation purposes (already reflects growth investments and taxes)
~70% cash conversion	> ~70% of Adient's equity income in FY18 expected to convert into cash dividends – Cash conversion rate significantly higher vs. peer EBITDA conversion rate of ~37%[1] – Adient conversion rate expected to increase if growth in China slows

Adient's joint venture income model makes us structurally unique

1. Represents peer median 5-year average; Peers include Autoliv, Faurecia, Lear, Magna, Tenneco.

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Framework for valuing Adient    Primary—P/E Multiple Methodology Secondary—Blended Multiple Methodology Base Business EBITDA Multiple EBITDA Overview Adient EPS P/E Multiple JV Equity P/E Multiple Income    Provides full value for JV equity income (key contributor Common method currently used by Wall Street to value and cash flow) research analysts Captures benefit from lower corporate tax rate Provides easier comparison to core auto peers who are Considerations primarily valued on an EV / EBITDA basis Captures earnings impact from increased leverage at spin (as well as benefit from de-levering over time) Does not provide proper credit for tax rate decline, leverage at spin or JV equity income Investor meeting: November 2017 35 Adient – Improving the experience of a world in motion

APPENDIX

FINANCIAL RECONCILIATIONS

Non-GAAP financial measurements > Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted effective tax rate, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted earnings per share, Adjusted Free cash flow, Net debt, Net leverage, Adjusted SG&A, as well as other measures presented on an adjusted basis are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.    > Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted effective tax rate, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted earnings per share and Adjusted Free cash flow are measures used by management to evaluate the operating performance of the company and its business segments to forecast future periods. Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Adjusted EBIT. Adjusted EBIT margin is Adjusted EBIT as a percentage of net sales. Pro-forma adjusted EBIT is defined as Adjusted EBIT excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former parent. Pro-forma adjusted EBIT margin is Pro-forma adjusted EBIT as a percentage of net sales. Pro-forma adjusted EBITDA is defined as Pro-forma adjusted EBIT excluding depreciation and stock based compensation.     Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, and the tax impact of these items. Pro-forma adjusted net income attributable to Adient is defined as Adjusted net income attributable to Adient excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former parent, pro-forma interest expense that Adient would have incurred had it been a stand-alone company, the tax impact of these items and the pro-forma impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. Adjusted free cash flow is defined as cash from operating activities plus payments from our former parent (related to reimbursements for cash management actions and capital expenditures), less capital expenditures. Management uses these measures to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact on any particular period. These measures are also used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry > Net debt is calculated as gross debt less cash and cash equivalents. > Net leverage is calculated as net debt divided by last twelve months (LTM) pro-forma adjusted-EBITDA. 38 Adient – Improving the experience of a world in motion

Non-GAAP reconciliations

EBIT, Pro-forma Adjusted EBIT, Pro-forma Adjusted EBITDA

ADIENT

(in $ millions)	Q4 FY15	FY16 Actual				FY17 Actual				Last Twelve Months Ended					
		Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	Actual Jun '16	Actual Sep '16	Actual Dec '16	Actual Mar '17	Actual Jun '17	Actual Sep '17
Net income attributable to Adient	$ (119)	$ 133	$ (781)	$ (17)	$ (881)	$ 142	$ 190	$ 201	$ 344	$ (784)	$ (1,546)	$ (1,537)	$ (566)	$ (348)	$ 877
Income attributable to noncontrolling interests	13	17	23	21	23	22	24	22	17	74	84	89	90	91	85
Income Tax Provision	284	53	838	136	812	28	37	39	(5)	1,311	1,839	1,814	1,013	916	99
Financing Charges	1	2	4	2	14	35	33	31	33	9	22	55	84	113	132
Earnings before interest and income taxes	$ 179	$ 205	$ 84	$ 142	$ (32)	$ 227	$ 284	$ 293	$ 389	$ 610	$ 399	$ 421	$ 621	$ 772	$ 1,193
Separation costs [1]	-	60	72	122	115	10	-	-	-	254	369	319	247	125	10
Becoming Adient [1]	-	-	-	-	-	15	23	20	37	-	-	15	38	58	95
Purchase accounting amortization [2]	9	9	10	9	9	10	9	10	14	37	37	38	37	38	43
Restructuring related charges [3]	4	4	3	3	4	8	10	10	9	14	14	18	25	32	37
Other items [4]	(7)	(21)	(35)	(22)	(1)	13	-	-	3	(85)	(79)	(45)	(10)	12	16
Restructuring and impairment costs [5]	182	-	169	75	88	-	6	-	40	426	332	332	169	94	46
Pension mark-to-market [6]	6	-	-	-	110	-	-	-	(45)	6	110	110	110	110	(45)
Gain on previously held interest [9]	-	-	-	-	-	-	-	-	(151)	-	-	-	-	-	(151)
Gain on business divestiture	(137)	-	-	-	-	-	-	-	-	(137)	-	-	-	-	-
Adjusted EBIT	$ 236	$ 257	$ 303	$ 329	$ 293	$ 283	$ 332	$ 333	$ 296	$ 1,125	$ 1,182	$ 1,208	$ 1,237	$ 1,241	$ 1,244
Pro-forma IT dis-synergies [8]	(6)	(6)	(7)	(6)	(7)	-	-	-	-	(25)	(26)	(20)	(13)	(7)	-
Pro-forma Adjusted EBIT	$ 230	$ 251	$ 296	$ 323	$ 286	$ 283	$ 332	$ 333	$ 296	$ 1,100	$ 1,156	$ 1,188	$ 1,224	$ 1,234	$ 1,244
Stock based compensation [7]	(4)	1	5	14	8	4	11	8	6	16	28	31	37	31	29
Depreciation	77	82	81	77	87	83	78	83	88	317	327	328	325	331	332
Pro-forma Adjusted EBITDA	$ 303	$ 334	$ 382	$ 414	$ 381	$ 370	$ 421	$ 424	$ 390	$ 1,433	$ 1,511	$ 1,547	$ 1,586	$ 1,596	$ 1,605

1. Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from Johnson Controls International.
2. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income.
3. Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420.
4. First quarter 2017 primarily consists of $12M of initial funding of the Adient foundation. Fourth quarter of 2017 reflects $3 million of transaction costs associated with the acquisition of Futuris. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlement from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third, and fourth quarters of 2016, respectively.
5. Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420.
6. Reflects net mark-to-market adjustments on pension and postretirement plans.
7. Stock based compensation excludes $2 million, $5 million, $3 million, and $6 million of expense in the first, second, third and fourth quarters of 2017, respectively, which is included in Becoming Adient costs discussed above.
8. Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction.
9. Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non-consolidated JV. Adient began consolidating in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income.

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Non-GAAP reconciliations
Adjusted Net Income

Adjusted Net Income

(in $ millions)	Three Months Ended September 30 2017	Three Months Ended September 30 2016	Twelve Months Ended September 30 2017	Twelve Months Ended September 30 2016
Net income attributable to Adient	$ 344	$ (881)	$ 877	$ (1,546)
Separation costs [1]	-	115	10	369
Becoming Adient [1]	37	-	95	-
Purchase accounting amortization [2]	14	9	43	37
Restructuring related charges [3]	9	4	37	14
Pension mark-to-market [6]	(45)	110	(45)	110
Other items [4]	3	(1)	16	(79)
Restructuring and impairment costs [5]	40	88	46	332
Gain on previously held interest [7]	(151)	-	(151)	-
Tax impact of above adjustments and one time tax items	(32)	756	(50)	1,591
Adjusted net income attributable to Adient	**$ 219**	**$ 200**	**$ 878**	**$ 828**
Pro-forma IT dis-synergies [6]	-	(7)	-	(26)
Pro-forma net financing charges [6]	-	(21)	-	(115)
Tax impact of above pro-forma adjustments	-	9	-	30
Pro-forma effective tax rate adjustment [6]	-	21	-	81
Pro-forma Adjusted net income attributable to Adient	**$ 219**	**$ 202**	**$ 878**	**$ 798**

Adjusted Diluted EPS

	Three Months Ended September 30 2017	Three Months Ended September 30 2016	Twelve Months Ended September 30 2017	Twelve Months Ended September 30 2016
Diluted earnings per share as reported	$ 3.67	$ (9.40)	$ 9.34	$ (16.50)
Separation costs [1]	-	1.23	0.11	3.94
Becoming Adient [1]	0.39	-	1.01	-
Purchase accounting amortization [2]	0.15	0.10	0.46	0.39
Restructuring related charges [3]	0.10	0.04	0.39	0.15
Pension mark-to-market [6]	(0.48)	1.17	(0.48)	1.17
Other items [4]	0.03	(0.01)	0.17	(0.84)
Restructuring and impairment costs [5]	0.43	0.94	0.49	3.55
Gain on previously held interest [7]	(1.61)	-	(1.61)	-
Tax impact of above adjustments and one time tax items	(0.34)	8.06	(0.53)	16.97
Adjusted diluted earnings per share	**$ 2.34**	**$ 2.13**	**$ 9.35**	**$ 8.83**
Pro-forma IT dis-synergies [6]	-	(0.07)	-	(0.28)
Pro-forma net financing charges [6]	-	(0.23)	-	(1.22)
Tax impact of above pro-forma adjustments	-	0.10	-	0.32
Pro-forma effective tax rate adjustment [6]	-	0.22	-	0.86
Pro-forma Adjusted diluted earnings per share	**$ 2.34**	**$ 2.15**	**$ 9.35**	**$ 8.51**

1. Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from JCI.
2. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income.
3. Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420.
4. First quarter 2017 primarily consists of $12M of initial funding of the Adient foundation. Fourth quarter of 2017 reflects $3 million of transaction costs associated with the acquisition of Futuris. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlement from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third, and fourth quarters of 2016, respectively.
5. Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420.
6. Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction.
7. Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non-consolidated JV. Adient began consolidating in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income.

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Non-GAAP reconciliations Free Cash Flow Free Cash Flow Adjusted EBITDA to Free Cash Flow Three Months Ended Twelve Months Ended Three Months September 30 September 30 Ended September 30 (in $ millions) 2017 2016 2017 2016 (in $ millions) 2017 Operating cash flow $ 446 $    (1,478) $ 746 $    (1,034) Adjusted EBITDA $ 390 Less: Capital expenditures (160) (125) (577) (437) (-) Interest Expense (33) Cash from former parent — — 315 -(-) Taxes (16) Adjusted Free cash flow $ 286 $    (1,603) $ 484 $    (1,471) (-) Restructuring (Cash) (43) (+/-) Change in Trade Working Capital 137 (+/-) Net Equity in Earnings 120 (+/-) Other (109) Operating cash flow $ 446 (-) CapEx (160) Adjusted Free cash flow $ 286

Non-GAAP reconciliations
Net Debt and Adjusted Equity Income

Net Debt and Net Leverage

(in $ millions)	September 30 2017	September 30 2016
Cash [1]	$ 709	$ 550
Total Debt [2]	3,478	3,521
Net Debt	$ 2,769	$ 2,971
Pro-forma Adjusted EBITDA (last twelve months)	1,605	1,511
Net Leverage	1.73x	1.97x

Adjusted Equity Income

(in $ millions)	Three Months Ended September 30		Twelve Months Ended September 30		
	2017	2016	2017	2016	2015
Equity income as reported	$ 248	$ 93	$ 522	$ 344	$ 281
Purchase accounting amortization [3]	6	5	22	20	5
Gain on previously held interest [4]	(151)	-	(151)	-	-
YFAI restructuring	-	-	1	-	-
Adjusted equity income	$ 103	$ 98	$ 394	$ 364	$ 286

1. Cash at September 30, 2016 is pro-forma cash based on the preliminary funding of Adient's opening cash balance on October 31, 2016.
2. Total debt at September 30, 2016 has been revised to include debt issuance costs as a reduction of the carrying amount of the debt in accordance with ASU 2015-03, which was adopted retrospectively by the company in Q1 2017.
3. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income.
4. Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non-consolidated JV. Adient began consolidating in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income.

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Non-GAAP reconciliations
Adjusted Income before Income Taxes, Financing Charges, and Segment Adjusted EBIT

ADIENT

Adjusted Income before Income Taxes

(in $ millions)	Three Months Ended September 30						Twelve Months Ended September 30					
	2017			2016			2017			2016		
	Income before Income Taxes	Tax impact	Effective tax rate	Income before Income Taxes	Tax impact	Effective tax rate	Income before Income Taxes	Tax impact	Effective tax rate	Income before Income Taxes	Tax impact	Effective tax rate
As reported	$ 356	$ (5)	-1.4%	$ (46)	$ 812	*	$ 1,061	$ 99	9.3%	$ 377	$ 1,839	*
Adjustments, including prior year pro-forma impacts	(93)	32	-34.4%	297	(786)	*	51	50	98.0%	642	(1,702)	*
As adjusted	$ 263	$ 27	10.3%	$ 251	$ 26	10.3%	$ 1,112	$ 149	13.4%	$ 1,019	$ 137	13.4%

* Measure not meaningful

Financing Charges

(in $ millions)	Three Months Ended September 30 2017	Three Months Ended September 30 2016	Twelve Months Ended September 30 2017	Twelve Months Ended September 30 2016
Net financing charges as reported	$ 33	$ 14	$ 132	$ 22
Pro-forma net financing charges [1]		21		115
Pro-forma adjusted net financing charges		$ 35		$ 137

Adjusted EBIT/Pro-forma adjusted EBIT by segment

(in $ millions)	Three Months Ended September 30 2017	Three Months Ended September 30 2016	Twelve Months Ended September 30 2017	Twelve Months Ended September 30 2016
Seating (includes 2016 pro-forma IT dis-synergies)	$ 274	$ 262	$ 1,151	$ 1,065
Interiors	22	24	93	91
Pro-forma adjusted EBIT	$ 296	$ 286	$ 1,244	$ 1,156

1. Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction.

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Non-GAAP reconciliations Reported to Adjusted SG&A FY16 Actual FY17 Actual Last Twelve Months Ended Actual Actual Actual Actual Actual Actual Actual (in $ millions) Q4 FY15 Q1 FY16 Q2 FY16 Q3 FY16 Q4 FY16 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Jun ‘16 Sep ‘16 Dec ‘17 Mar ‘17 Jun ‘17 Sep ‘17 Selling, general and administrative costs $ 225 $ 253 $ 252 $ 315 $ 402 $ 217 $ 178 $ 169 $ 127 $    1,045 $    1,222 $    1,186 $    1,112 $ 966 $ 691 Separation costs (1) — (60) (72) (122) (115) (10) — — — (254) (369) (319) (247) (125) (10) Becoming Adient (1) — — — — — (6) (10) (6) (18) — — (6) (16) (22) (40) Purchase accounting amortization (2) (3) (4) (5) (4) (4) (5) (4) (3) (8) (16) (17) (18) (17) (16) (20) Restructuring related charges (3) — — — — (2) — — — (2) — (2) (2) (2) (2) (2) Other non-recurring items (4) 7 21 35 22 1 (13) — — (3) 85 79 45 10 (12) (16) Pension mark-to-market (5) (3) — — — (94) — — — 41 (3) (94) (94) (94) (94) 41 Adjusted SG&A $ 226 $ 210 $ 210 $ 211 $ 188 $ 183 $ 164 $ 160 $ 137 $ 857 $ 819 $ 792 $ 746 $ 695 $ 644 Sales ($Millions) $    4,150 $    4,220 $    4,290 $    4,348 $    3,932 $    4,026 $    4,201 $    4,007 $    3,979 $ 17,008 $ 16,790 $ 16,596 $ 16,507 $ 16,166 $ 16,213 Adjusted SG&A 226 210 210 211 188 183 164 160 137 857 819 792 746 695 644 % of Sales 5.45% 4.98% 4.90% 4.85% 4.78% 4.55% 3.90% 3.99% 3.44% 5.04% 4.88% 4.77% 4.52% 4.30% 3.97% 1. Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from JCI. 2. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. 3. Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. 4. First quarter 2017 primarily consists of $12M of initial funding of the Adient foundation. Fourth quarter of 2017 reflects $3 million of transaction costs associated with the acquisition of Futuris. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlement from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third, and fourth quarters of 2016, respectively. 5. Reflects net mark-to-market adjustments on pension and postretirement plans. 44

Prior Period Results

ADIENT

	Actual	FY16 Actual				FY17 Actual				Last Twelve Months Ended					
	Q4 FY15	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	Actual Jun '16	Actual Sep '16	Actual Dec '16	Actual Mar '17	Actual Jun '17	Actual Sep '17
Sales ($Mils.)	$ 4,150	$ 4,220	$ 4,290	$ 4,348	$ 3,932	$ 4,026	$ 4,201	$ 4,007	$ 3,979	$ 17,008	$ 16,790	$ 16,596	$ 16,507	$ 16,166	$ 16,213
Adjusted EBIT	230	251	296	323	286	283	332	333	296	1,100	1,156	1,188	1,224	1,234	1,244
% of Sales	5.54%	5.95%	6.90%	7.43%	7.27%	7.03%	7.90%	8.31%	7.44%	6.47%	6.89%	7.16%	7.42%	7.63%	7.67%
Adjusted EBITDA	303	334	382	414	381	370	421	424	390	1,433	1,511	1,547	1,586	1,596	1,605
% of Sales	7.30%	7.91%	8.90%	9.52%	9.69%	9.19%	10.02%	10.58%	9.80%	8.43%	9.00%	9.32%	9.61%	9.87%	9.90%
Adj Equity Income	72	95	80	91	98	99	94	98	103	338	364	368	382	389	394
Adj EBIT Excl Equity	158	156	216	232	188	184	238	235	193	762	792	820	842	845	850
% of Sales	3.81%	3.70%	5.03%	5.34%	4.78%	4.57%	5.67%	5.86%	4.85%	4.48%	4.72%	4.94%	5.10%	5.23%	5.24%
Adj EBITDA Excl Equity	231	239	302	323	283	271	327	326	287	1,095	1,147	1,179	1,204	1,207	1,211
% of Sales	5.57%	5.66%	7.04%	7.43%	7.20%	6.73%	7.78%	8.14%	7.21%	6.44%	6.83%	7.10%	7.29%	7.47%	7.47%

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